Exhibit 10.26

FIRST Amendment TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into effective as of February 26, 2016 (the “Amendment Effective Date”), by and between Tom Douglas Moeller (the “Executive”) and Florists’ Transworld Delivery, Inc., a Michigan corporation (the “Company”).

WHEREAS, the Company and the Executive entered into that certain Employment Agreement (the “Agreement”) dated as of March 27, 2010; and

WHEREAS, the parties desire to amend the Agreement in the manner reflected herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions herein, the parties, intending to be legally bound, hereby agree as follows:

1.

The third and fourth sentences of Section 1 of the Agreement are hereby stricken in their entirety and replaced with the following:  “During the Term, you will serve as the Company's Executive Vice President, Florist Division and will have such duties and responsibilities consistent with your position or such other duties and responsibilities as may from time to time be determined by the Chief Executive Officer or President of the Company or FTD Companies, Inc. (“FTD”). You will report to a member of senior management of the Company or FTD as may be designated by the Chief Executive Officer or President of the Company or FTD.”

2.	All references to “United Online” in Sections 4(c), 4(e), 6, 7(d)(xi), 7(d)(xiii), 8, 9 and 10 of the Agreement are hereby deleted and replaced with references to “FTD.”

3.

The first sentence of Section 4(a) of the Agreement is stricken in its entirety and replaced with the following:  “Effective on the 15th day of the second month of the calendar quarter coinciding with or next following the Effective Date (the “Award Date”), you will be awarded restricted stock units covering 65,000 shares of United Online, Inc.'s (“United Online”) common stock (the “RSU Award”).”

4.	Section 7(d)(ii) of the Agreement is hereby stricken in its entirety and replaced with the following:

“(ii)  a material reduction in your position, duties or responsibilities without your prior written consent, unless such reduction is effected at the request of the President and Chief Executive Officer of FTD;”

5.	Capitalized terms not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

6.

Except to the extent amended hereby, all terms, provisions and conditions of the Agreement are hereby ratified and shall continue in full force and effect and the Agreement shall remain enforceable and binding in accordance with its terms.

7.

This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to the conflicts of laws principles thereof. The parties consent to jurisdiction and venue in any federal or state court of competent jurisdiction located in the City of Chicago.

8.

This Amendment may be executed in one or more counterparts (including by means of facsimile signature pages), each of which shall be deemed an original, but all of which together shall constitute a single instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

Florists’ Transworld Delivery, Inc. By: /s/ Robert S. Apatoff Name: Robert S. Apatoff Title: President & CEO	Tom Douglas Moeller /s/ Tom Douglas Moeller

FIRST Amendment TO CONFIDENTIALITY AND NON-COMPETITITON AGREEMENT

THIS FIRST AMENDMENT TO CONFIDENTIALITY AND NON-COMPETITITON AGREEMENT (this “Amendment”) is made and entered into effective as of February 26, 2016 (the “Amendment Effective Date”), by and between Tom Douglas Moeller (the “Employee”) and Florists’ Transworld Delivery, Inc., a Michigan corporation (the “Company”).

WHEREAS, the Company and the Employee entered into that certain Confidentiality and Non-Competition Agreement (the “Agreement”) dated as of March 27, 2010; and

WHEREAS, the parties desire to amend the Agreement in the manner reflected herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants and conditions herein, the parties, intending to be legally bound, hereby agree as follows:

1.	Section 1(a) of the Agreement is hereby amended to delete the references to “Interflora, Inc.” and “Proflowers.com.”

2.	Section 1(b) of the Agreement is hereby stricken in its entirety and replaced with the following:

“Nondisclosure of Confidential Information. The Employee, except in connection with his employment hereunder, shall not disclose to any person or entity or use, either during the Employee’s employment with the Company or at any time thereafter, any information not in the public domain, in any form, acquired by the Employee while employed by the Company or, if acquired following the Employee’s employment with the Company, such information that, to the Employee’s knowledge, has been acquired, directly or indirectly, from any person or entity owing a duty of confidentiality to the Company or any of its affiliates, relating to the Company, FTD Companies, Inc., a Delaware corporation and the parent corporation of the Company (“FTD”), or any of its successors or their subsidiaries or affiliated companies (collectively, the “FTD Group”), including but not limited to trade secrets, technical information, systems, procedures, test data, price lists, financial or other data (including the revenues, costs or profits associated with any of the Company’s products or services), business and product plans, code books, invoices and other financial statements, computer programs, discs and printouts, customer and supplier lists or names, personnel files, sales and advertising material, telephone numbers, names, addresses or any other compilation of information, written or unwritten, that is or was used in the business of the Company, FTD, any predecessor of the Company, FTD or any of the Company’s, or FTD’s subsidiaries, affiliates, successors or assigns. The Employee agrees and acknowledges that all of such information, in any form, and copies and extracts thereof are and shall remain the sole and exclusive property of the Company or other FTD Group entity, and upon termination of his employment with the Company, the Employee shall return to the Company the originals and all copies (and shall delete all such items in electronic format) of any such information provided to or acquired by the Employee in connection with the performance of the Employee’s duties for the Company, and shall return to the Company all files, correspondence, computer equipment and disks or other communications (including any such materials in electronic format) received, maintained or originated by the Employee during the course of the Employee’s employment.”

3.	Section 1(c) of the Agreement is hereby stricken in its entirety and replaced with the following:

“No Interference and Non-Solicitation. During the Restricted Period, the Employee shall not, whether for the Employee’s own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than the Company), solicit, endeavor to entice away from the Company, FTD, or any of the Company’s or FTD’s subsidiaries or affiliated companies, or otherwise interfere with the relationship of the Company or FTD or any of its or their subsidiaries or affiliated companies with, any person who, to the knowledge of the Employee, is (or has at any time within the preceding three months been) employed by or otherwise engaged to perform services for the Company, FTD or any of the Company’s or FTD’s subsidiaries or affiliated companies (including, but not limited to, any independent sales representatives or organizations) or any entity who is, or was within the then most recent 12-month period, a customer or client of the Company, FTD, any predecessor of the Company or FTD or any of the Company’s or FTD’s subsidiaries or affiliated companies (a “Customer’) or a supplier or vendor of the Company or FTD or any of the Company’s or FTD’s subsidiaries or affiliated companies (a “Supplier”); provided,  however, that this Section l(c) shall not prohibit the Employee from employing, for the Employee’s own account, following a termination of the employment of the Employee, any person employed by a Customer or Supplier, if such employment is not in connection with a Competitive Activity.”

4.	Section 4 of the Agreement is hereby stricken in its entirety and replaced with the following:

“Irreparable Injury. It is further expressly agreed that the Company will or would suffer irreparable injury if the Employee were to compete with the Company, FTD or any of its or their subsidiaries or affiliated companies in violation of this Agreement or the Employee were to otherwise breach this Agreement. Any such violation or breach will cause the Company irreparable harm, the amount of which may be extremely difficult to estimate, thus, making any remedy at law or in damages inadequate. Consequently, the Company shall have the right to apply to a court of appropriate jurisdiction for, and the Employee consents and stipulates to the entry of, an order of injunctive relief in prohibiting the Employee from competing with the Company or FTD, its successors or any of its or their subsidiaries or affiliated companies in violation of this Agreement, an order restraining any other breach or threatened breach of this Agreement, and any other relief the Company and such court deems appropriate. This right shall be in addition to any other remedy available to the Company in law or equity. The parties hereby agree that the attorneys’ fees of the prevailing party in any such proceeding or action shall be paid by the non-prevailing party.”

5.	Capitalized terms not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

6.

Except to the extent amended hereby, all terms, provisions and conditions of the Agreement are hereby ratified and shall continue in full force and effect and the Agreement shall remain enforceable and binding in accordance with its terms.

7.

This Amendment shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to the conflicts of laws principles thereof. The parties consent to jurisdiction and venue in any federal or state court of competent jurisdiction located in the City of Chicago.

8.

This Amendment may be executed in one or more counterparts (including by means of facsimile signature pages), each of which shall be deemed an original, but all of which together shall constitute a single instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

Florists’ Transworld Delivery, Inc. By: /s/ Robert S. Apatoff Name: Robert S. Apatoff Title: President & CEO	Tom Douglas Moeller /s/ Tom Douglas Moeller